LAW OFFICE OF AARON D. MCGEARY
ATTORNEY & COUNSELOR AT LAW

March 7, 2006
PARADIGM VENTURES CORP.
1455 Bellevue Ave., Suite 211
West Vancouver, BC
V7T 1C3

Attention: Mr. Scott Cabianca

Dear Sir:

RE:	PARADIGM VENTURES CORP.
- Registration Statement on Form SB-1

We have acted as counsel for Par-1adigm Ventures Corp, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on SB-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 7,000,000 shares of the Company's common stock (the "Shares") by the selling shareholders named in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed: (a) the Amended Registration Statement dated March 7, 2006 (b) the Company's Articles of Incorporation; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling Shareholders; and (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein. We have also relied, without investigation, upon an Officers' Certificate executed by Scott Cabianca, the Company’s President.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

       (i) Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

       (ii) We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect.

       (iii) We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company’s President, Secretary and Treasurer was true and correct when made, has at no time since being made and certified become untrue or incorrect and remains true and correct on the date hereof.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary Aaron D. McGeary
LAW OFFICE OF AARON D. MCGEARY